UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

CESCA THERAPEUTICS INC.
(Formerly Known As ThermoGenesis Corp.)
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California 95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On June 19, 2015, Cesca Therapeutics Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) at 11211 Point East Drive, Rancho Cordova, California 95742, at 9:00 a.m. As discussed under Item 5.07 of this Current Report on Form 8-K, the Corporation’s stockholders approved an amendment of the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 shares to 150,000,000 (the “Amendment”). The Amendment will become effective upon the Corporation’s filing of a Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 25, 2015 (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a vote of Security Holders.

At the Annual Meeting, three (3) proposals were submitted to, and approved by, the Corporation’s stockholders. The final voting results are below.

1.	To elect five (5) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

Election of Directors	For	Withhold	Non Votes
Craig W. Moore	14,337,553	6,742,834	12,271,680
Mahendra S. Rao	6,718,319	14,362,068	12,271,680
Denis Michael Rhein	16,498,037	4,582,350	12,271,680
Robin C. Stracey	16,446,705	4,633,682	12,271,680
Kenneth L. Harris	16,339,686	4,740,701	12,271,680

2.     To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 80,000,000 shares to 150,000,000

For	Against	Abstain
28,790,155	4,420,536	141,376

3.     To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

For	Against	Abstain	Non Votes
15,208,279	1,812,242	4,059,866	12,271,680

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cesca Therapeutics Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: June 25, 2015	/s/ Michael Bruch
Michael Bruch,
Interim Chief Financial Officer